UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 14, 2016, Orthofix International N.V. (the “Company”) held its 2016 Annual General Meeting of Shareholders.  The total number of common shares eligible to vote as of the record date, April 25, 2016, was 18,230,038 and pursuant to the Company’s Articles of Association, 9,115,019 shares were required to be present or represented at the meeting to constitute a quorum.  The total number of common shares present or represented at the meeting was 16,446,076, and a quorum therefore existed.

At the Annual General Meeting:

1.

Election of Board of Directors.  The following persons were elected by a plurality of the votes cast at the meeting as directors of the Company for a one year term expiring at the Annual General Meeting in 2017:

Name	Votes For	Votes Withheld	Broker Non-Votes
Luke Faulstick	14,805,509	719,319	921,248
James F. Hinrichs	14,784,267	740,561	921,248
Guy J. Jordan, PhD	14,833,296	691,532	921,248
Lilly Marks	14,893,959	630,869	921,248
Anthony F. Martin, PhD	14,851,798	673,030	921,248
Bradley R. Mason	14,893,807	631,021	921,248
Ronald A. Matricaria	14,805,409	719,419	921,248
Michael E. Paolucci	14,893,959	630,869	921,248
Maria Sainz	14,824,238	700,590	921,248

2.

Approval of Financial Statements for the Fiscal Year Ended December 31, 2015.  The Company’s consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2015 were approved by a vote of (i) 15,899,542 in favor, (ii) 3,280 against, and (iii) 543,254 abstaining.

3.

Advisory and Non-Binding Resolution on Executive Compensation.  The advisory and non‑binding resolution on executive compensation was approved by a vote of (i) 14,794,640 in favor, (ii) 225,922 against, (iii) 504,264 abstaining, and (iv) 921,250 broker non-votes.

4.

Ratification of the Selection of Ernst & Young LLP.  The selection of Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2016 was ratified by a vote of (i) 15,364,283 in favor, (ii) 579,416 against, and (iii) 502,377 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Doug Rice
Doug Rice Chief Financial Officer

Date: June 14, 2016